                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                                AMENDMENT NO. 2

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  April 17, 1998




                     CRESCENT REAL ESTATE EQUITIES COMPANY
            (Exact name of Registrant as specified in its Charter)



           Texas                     1-13038                     52-1862813
  (State of Organization)     (Commission File Number)         (IRS Employer
                                                          Identification Number)

      777 Main Street, Suite 2100
           Fort Worth, Texas                                       76102
(Address of Principal Executive Offices)                         (Zip Code)


                                (817) 321-2100
             (Registrant's telephone number, including area code)

     On April 28, 1998, Crescent Real Estate Equities Company (the "Company") filed a Form 8-K dated April 17, 1998 listing certain factors that may affect the Company's operating results and, therefore, the accuracy of its forward looking statements. On June 22, 1998, the Company amended and restated the disclosure contained in the Form 8-K to include additional factors that might affect the Company's operating results. This Form 8-K/A amends and restates the disclosure in the Form 8-K/A filed on June 22, 1998 to reflect certain changes in the factors that may affect the Company's operating results and, therefore, the accuracy of its forward looking statements (including the Company's exercise of its termination rights under the merger agreement with Station Casinos, Inc. and the related litigation).

     Item 5. Other Events.

     Crescent Real Estate Equities Company (collectively with its subsidiaries, the "Company") and its representatives may make forward looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995 (the "Act")) from time to time. The Company desires to invoke to the fullest extent possible the protections of the Act and the judicially created "bespeaks caution" doctrine with respect to such statements. Accordingly, the Company is filing this Form 8-K, which lists certain factors that in some cases may have affected, and in the future could affect, the Company's actual operating results and could cause such results to differ materially from those in such forward looking statements.

     This list is not necessarily exhaustive, and new risk factors emerge periodically. There can be no assurance that the disclosure herein lists all material risks to the Company at any specific point in time. Many of the important factors discussed below have been disclosed in the Company's previous filings with the Securities and Exchange Commission.

                                  RISK FACTORS

RISKS RELATING TO QUALIFICATION AND OPERATION AS A REIT

     The Company intends to continue to operate in a manner so as to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). A qualified REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders, so long as it distributes at least 95 percent of its taxable income currently and satisfies certain other highly technical and complex requirements. Unlike many REITs, which tend to make only one or two types of real estate investment, the Company invests in a broad range of real estate products, and certain of its investments are more complicated than those of other REITs. As a result, the Company is likely to encounter a greater number of interpretative issues under the REIT qualification rules, and more such issues which lack clear guidance, than are other REITs. The Company, as a matter of policy, regularly consults with outside tax counsel in structuring its new investments. The Company has received an opinion from Shaw Pittman Potts & Trowbridge ("Tax Counsel") that the Company qualified as a REIT under the Code for its taxable years ending on or before December 31, 1997, is organized in conformity with the requirements for qualification as a REIT under the Code and its proposed manner of operation will enable it to continue to meet the requirements for qualification as a REIT. However, this opinion is based upon certain representations made by the Company and the Operating Partnership and upon existing law, which is subject to change, both retroactively and prospectively, and to possibly different interpretations. Furthermore, Tax Counsel's opinion is not binding upon either the Internal Revenue Service or the courts. Because the Company's qualification as a REIT in its current and future taxable years depends upon its meeting the requirements of the Code in future periods, no assurance can be given that the Company will continue to qualify as a REIT in the future. The laws and regulations governing federal income taxation are the subject of frequent review and amendment, and it is not possible to determine the effect of any proposed or contemplated change in the laws or regulations on the Company's ability to qualify as a REIT or the manner in which it conducts its business. If, in any taxable year, the Company were to fail to qualify as a REIT for federal income tax purposes, it would be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification was lost. The additional tax liability resulting from the failure to so qualify would significantly reduce the amount of funds available for distribution to shareholders.

REGIONAL CONCENTRATION OF ASSETS INCREASES EFFECTS OF ADVERSE TRENDS IN CERTAIN MARKETS

     As of July 31, 1998 the Company owned a portfolio of real estate assets (the "Properties") including 89 office properties (the "Office Properties") with an aggregate of approximately 31.8 million net rentable square feet, 89 behavioral healthcare facilities (the "Behavioral Healthcare Facilities"), seven full-service hotels with a total of 2,276 rooms and two destination health and fitness resorts that can accommodate up to 452 guests daily (collectively, the "Hotel Properties"), the real estate mortgages relating to and non-voting common stock in five residential development corporations (the "Residential Development Corporations"), which in turn, through joint venture or partnership arrangements, own interests in 13 residential development properties (the "Residential Development Properties") and seven retail properties with an aggregate of approximately 771,000 net rentable square feet (the "Retail Properties"). As of such date, the Company also owned an indirect 38% interest in each of two partnerships that own and operate approximately 94 refrigerated storage properties with an aggregate of approximately 480 million cubic feet (the "Refrigerated Storage Investment"). A significant portion of the Company's assets are, and revenues are derived from, Properties located in the metropolitan areas of Dallas/Fort Worth and Houston, Texas. Due to this geographic concentration, any deterioration in economic conditions in the Dallas/Fort Worth or Houston metropolitan areas or other geographic markets in which the Company in the future may acquire substantial assets could have an adverse effect on the financial condition and results of operations of the Company and on the Company's ability to satisfy its obligations as they become due.

COMPANY DOES NOT FULLY CONTROL CERTAIN INVESTMENTS AND CONSEQUENTLY HAS NO CONTROL OVER REVENUES FROM THE INVESTMENTS


     REVENUES FROM HOTELS DEPENDENT ON THIRD-PARTY OPERATORS AND HOSPITALITY INDUSTRY. The Company has leased the Hotel Properties to subsidiaries of Crescent Operating, Inc. ("Crescent Operating"), and such subsidiaries, rather than the Company, are entitled to exercise all rights of the owner of the respective hotel. The Company will receive both base rent and a percentage of gross sales above a certain minimum level pursuant to the leases, which expire between the years 2004 and 2012. As a result, the Company will participate in the economic operations of the Hotel Properties only through its indirect participation in gross sales. To the extent that operations of the Hotel Properties may affect the ability of such subsidiaries to pay rent, the Company also may indirectly bear the risks associated with any increases in expenses. Each of the Hotel Properties is managed pursuant to a management agreement. The amount of rent payable to the Company under the leases with respect to the Hotel Properties will depend on the ability of such subsidiaries and the managers of the Hotel Properties to maintain and increase revenues from the Hotel Properties. Accordingly, the Company's results of operations, and ultimately its ability to meet its obligations, will be affected by such factors as changes in general economic conditions, the level of demand for rooms and related services at the Hotel Properties, the ability of such subsidiaries and the managers of the Hotel Properties to maintain and increase gross revenues at the Hotel Properties, competition in the hotel industry and other factors relating to the operation of the Hotel Properties. In addition, the Company expects, in accordance with the terms of the Intercompany Agreement (as defined in "-- Conflicts of Interest -- Relationship with Crescent Operating"), to lease any hotel properties that it may acquire in the future to Crescent Operating or any of its subsidiaries which, as lessees of any such hotel properties, will be entitled to exercise all rights of the owner.


     LACK OF CONTROL OF RESIDENTIAL DEVELOPMENT CORPORATIONS AND DIVIDENDS. The Company is not able to elect the boards of directors of the Residential Development Corporations and does not have the authority to control the management and operation of the Residential Development Corporations. As a result,

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the Company does not have the right to control the timing or amount of dividends paid by the Residential Development Corporations and, therefore, does not have the authority to require that funds be distributed to it by any of these entities. The inability of the Company to control its access to its dividends from the Residential Development Corporations increases the likelihood that such dividends might not be available to the Company, which may adversely affect its results of operations and its ability to meet its obligations.

     AMERICOLD AND URS PARTNERSHIPS CONTROLLED BY THIRD PARTIES. The Company owns, through two subsidiaries (the "Crescent Subsidiaries"), a 38% interest in each of two partnerships, one of which owns Americold Corporation ("Americold") and the other of which owns URS Logistics, Inc. ("URS"). Crescent Operating owns a 2% interest in each of the partnerships. The remaining 60% interest in the partnerships is owned by two subsidiaries of Vornado Realty Trust (collectively, "Vornado"). The Company currently owns all of the non-voting common stock, representing an approximately 95% economic interest, in each of the Crescent Subsidiaries, and Crescent Operating owns all of the voting stock, representing an approximately 5% economic interest, in each of the Crescent Subsidiaries. As a result, the Company is not able to elect the boards of directors of the Crescent Subsidiaries and does not have the authority to control the management or operation of the Crescent Subsidiaries. Under the terms of the existing partnership agreements for each of the partnerships, the Company does not have the right to participate in the decisions with respect to the Partnerships. Vornado has the right to make all decisions relating to the management and operation of the partnerships other than certain major decisions that require the approval of both Crescent Operating and Vornado. The partnership agreement for each of the partnerships provides for a buy-sell arrangement upon a failure of Crescent Operating and Vornado to agree on any of the specified major decisions pursuant to which the entire interest of Crescent Operating and the Company or the entire interest of Vornado may be purchased by the other party. Until November 1, 2000, the buy-sell arrangement can only be exercised by Vornado. Major decisions include approval of the annual capital and operating budgets for each partnership, decisions to deviate from the budgets by 10% or more and additional capital contributions. If the Company and Vornado fail to reach agreement on any of the specified major decisions prior to November 1, 2000, Vornado may purchase the Company's interest at cost (less distributions) plus a 10% per annum return. During the seven years thereafter, Vornado may set a price for the buy-sell arrangement, and the Company then may elect either to sell its interest to Vornado, or to purchase Vornado's interest, at the designated price. After October 31, 2007, either the Company or Vornado may set a price for the buy-sell arrangement, and the party who did not set the price may elect either to sell its interest to the other party, or to purchase the other party's interest, at the designated price. The exercise of the buy-sell arrangement in one partnership requires the purchaser under the arrangement to purchase the interest of the selling party in the other partnership on the same terms. There can be no assurance that Vornado or Crescent Operating will operate the partnerships in a way that will maximize the Company's return on its investment. See "-- Real Estate Risks Specific to the Company's Business -- Joint Ownership of Assets Limits Company's Flexibility with Investments."

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REAL ESTATE RISKS SPECIFIC TO THE COMPANY'S BUSINESS

     RISKS RELATED TO INVESTMENT STRATEGY. In implementing its investment strategies, the Company has invested in a broad range of real estate assets, and in the future, it may invest in additional types of real estate assets not currently included in its portfolio. There can be no assurance, however, that the Company will be able to implement its investment strategies successfully. As a result of its real estate investments, the Company will be subject to risks, in addition to general real estate risks, relating to the specific assets and asset types in which it invests. The Company is subject to the risks that, upon expiration, leases for space in the Office Properties and Retail Properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. Similarly, the Company is subject to the risk that the success of its investment in the Hotel Properties will be highly dependent upon such Properties' ability to compete in such features as access, location, quality of accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities. In addition, the Company is subject to risks relating to the Behavioral Healthcare Facilities, including the effect of any failure of the lessee of the Behavioral Healthcare Facilities to make the required lease payments (which equal more than 10% of the Company's current base rental revenues); the effects of factors, such as regulation of the healthcare industry and limitations on government reimbursement programs, on the ability of the lessee to make the required lease payments; and the limited number of replacement tenants in the event of a default under, or non-renewal of, the lease. If any one or a combination of such risks were realized, the Company could experience a material adverse change in its financial condition and results of operations, which could lead to difficulty in meeting its obligations.

     JOINT OWNERSHIP OF ASSETS LIMITS COMPANY'S FLEXIBILITY WITH INVESTMENTS. The Company has the right to invest, and in certain cases has invested, in properties and assets jointly with other persons or entities. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present, including the possibility that the Company's partners or co-investors might become bankrupt, that such partners or co-investors might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, and that such partners or co-investors may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Because it gives a third party, which is not controlled by the Company and which may have different goals and capabilities than the Company, the opportunity to influence the return the Company can achieve on some of its investments, joint ownership may adversely affect the ability of the Company to meet its obligations. See "-- Company Does Not Fully Control Certain Investments and Consequently Has No Control Over Revenues from the Investments -- Americold and URS Partnerships Controlled by Third Parties."


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CONFLICTS OF INTEREST

     COMMON MANAGEMENT AND OWNERSHIP. Richard E. Rainwater and John C. Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of both the Company and Crescent Operating, and Gerald W. Haddock serves as the President, Chief Executive Officer and a director of Crescent Operating, the General Partner and the Company. As a result, Messrs. Rainwater, Goff and Haddock have fiduciary obligations to the Company, the Operating Partnership and Crescent Operating. Messrs. Rainwater, Goff and Haddock, together with the other management of the Company and the General Partner with a rank of Vice President or higher beneficially owned, as of April 13, 1998, 9,190,948 common shares of beneficial interest of the Company, par value $.01 per share (the "Common Shares") and 9,529,030 units of ownership interest in the Operating Partnership, representing an approximately 14.3% equity interest in the Company, and approximately the same percentage of the outstanding common stock of Crescent Operating through their ownership of 1,712,251 shares of Crescent Operating common stock. The common management and ownership among these entities may lead to conflicts of interest in connection with transactions between the Company, the Operating Partnership and Crescent Operating, because management of the Company may not have the same financial interests as the other shareholders or other investors in the Company. Members of management of the Company who also own shares of Crescent Operating will have a financial interest in the success of Crescent Operating that will not be shared by shareholders of the Company or investors in the Operating Partnership who do not also own shares of Crescent Operating. There can be no assurance that, as a result of such conflicts, the Company will not have less revenue available with which to satisfy its obligations when they become due. These conflicts and the material risks associated with them are set forth below.

     RELATIONSHIP WITH THE CRESCENT OPERATING. The Company has entered into an agreement (the "Intercompany Agreement") with Crescent Operating, which provides, subject to certain terms, that the Company will provide Crescent Operating with a right of first refusal to become the lessee of any real property acquired by the Company if the Company determines that, consistent with the Company's status as a real estate investment trust (a "REIT"), it is required to enter into a master lease arrangement, provided that Crescent Operating and the Company negotiate a mutually satisfactory lease arrangement and the Company determines, in its sole discretion, that Crescent Operating is qualified to be the lessee. As to opportunities for Crescent Operating to become the lessee of any assets under a master lease arrangement, the Intercompany Agreement provides that the Company must provide Crescent Operating with written notice of the lessee opportunity. During the 30 days following such notice, Crescent Operating has a right of first refusal with regard to the offer to become a lessee and the right to negotiate with the Company on an exclusive basis regarding the terms and conditions of the lease. If a mutually satisfactory agreement cannot be reached within the 30-day period (or such longer period to which Crescent Operating and the Company may agree), the Company may offer the opportunity to others, on terms not more favorable than those offered to Crescent Operating, for a period of one year thereafter before it must again offer the opportunity to Crescent Operating in accordance with the procedures specified above. The Company may, in its discretion, offer any investment opportunity other than a lessee opportunity to Crescent Operating upon such notice and other terms as the Company may determine. The certificate of incorporation of Crescent Operating, as amended and restated, generally prohibits Crescent Operating, for so long as the Intercompany Agreement remains in effect, from engaging in activities or making investments that a REIT could make, unless the Company was first given the opportunity, but elected not to pursue such activities or investments.

     Subsidiaries of Crescent Operating are the lessees of each of the Hotel Properties. Crescent Operating owns a 50% interest in Charter Behavioral Health Systems, LLC ("CBHS"), which is the lessee of the Behavioral Healthcare Facilities and the Company's largest tenant in terms of base rental revenues. On March 5, 1998, Crescent Operating entered into a definitive agreement to acquire from a subsidiary of Magellan Health Services, Inc. ("Magellan") the remaining 50% interest in CBHS; however, the transaction did not close as scheduled, due to the failure to complete certain closing conditions, and the parties are in continuing negotiations regarding changes in the terms of this transaction. The

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 Company owns all of the non-voting stock and Crescent Operating owns all of the voting stock of the entities through which the Company made the Refrigerated Storage Investment and its investments in the Desert Mountain and Woodlands Residential Development Properties. The Company expects to offer Crescent Operating the opportunity to become a lessee and operator of other assets in accordance with the Intercompany Agreement.

     Due to the common management and ownership between the Company and Crescent Operating, management of the Company could experience conflicts of interest in the event of a dispute relating to any of the leases in which Crescent Operating is the lessee or if there were a default by Crescent Operating under a lease. Conflicts of interest also could arise in connection with the renegotiation or renewal of any lease or other agreement with Crescent Operating.

     RELATIONSHIP WITH MAGELLAN HEALTH SERVICES, INC. Mr. Rainwater, along with certain affiliates of and members of his family, owns approximately 19% of the outstanding common stock of Magellan, a subsidiary of which is a 50% owner (along with Crescent Operating) of CBHS. Mr. Rainwater's spouse, Darla D. Moore, is a member of the board of directors of Magellan. Through these relationships, Mr. Rainwater may have the ability to influence decisions of Magellan in a manner that may benefit Magellan to the detriment of Crescent Operating or the Company, or vice versa.

     JOINT INVESTMENTS. The Company has in the past and may in the future structure investments as joint investments with Crescent Operating. See "-- Relationship with Crescent Operating." The Company could experience potential conflicts of interest in connection with the negotiation of the terms of such joint investments due to its ongoing business relationship with Crescent Operating and the common management and common ownership among the Company, the Operating Partnership and Crescent Operating.

     COMPETITION FOR MANAGEMENT TIME. Messrs. Rainwater, Goff and Haddock currently are engaged, and will in the future continue to engage, in the management of other properties and business entities, including Crescent Operating. Messrs. Rainwater, Goff and Haddock may experience conflicts of interest in allocating management time, services and functions among the Company and the various other business activities, including the operation of Crescent Operating, in which any of them are or may become involved.

     LEGAL REPRESENTATION. Shaw Pittman Potts & Trowbridge, which has served as securities and tax counsel to the Company, also serves as special counsel to Crescent Operating in connection with certain matters. In the event any controversy arises in which the interests of the Company appear to be in conflict with those of Crescent Operating, other counsel may be retained for one or both parties.

RISK OF INABILITY TO MANAGE RAPID GROWTH AND ACQUISITION OF SUBSTANTIAL NEW ASSETS EFFECTIVELY

     From the time it commenced operations in May 1994 through June 30, 1998, the Company has experienced rapid growth, increasing its total assets by approximately 1,337%. There can be no assurance that the Company will be able to manage its growth effectively and the failure to do so may have an adverse effect on the financial condition and results of operations of the Company. If such an adverse effect were great enough, the Company could have difficulty meeting its obligations when they become due.

GENERAL REAL ESTATE RISKS AFFECTING THE COMPANY

     The following paragraphs describe the material factors influencing the general real estate risks to which the Company is subject.

     COMPANY'S INABILITY TO CONTROL CERTAIN FACTORS AFFECTING PERFORMANCE AND VALUE. The economic performance and value of the Company's real estate assets will be subject to the risks normally associated with changes in national, regional and local economic and market conditions, as discussed

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below. The Company's Properties are located principally in the metropolitan areas of Dallas/Fort Worth and Houston, Texas. The economic condition of each of these markets is dependent on a limited number of industries, and an economic downturn in some or all these industries could adversely affect the Company's performance in that market. Other local economic conditions that may affect the performance and value of the Company's Properties include excess supply of office space and competition for tenants, including competition based on rental rates, attractiveness and location of the property and quality of maintenance and management services. These factors may adversely affect the ability of the tenants to pay rent. In addition, other factors may affect the performance and value of a Property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in decreased sales of lots in any Residential Development Property) and the availability of financing. Any of these factors, each of which is beyond the control of the Company, could reduce the income that the Company receives from the Properties, thereby adversely affecting the Company's ability to meet its obligations.

     REAL ESTATE INVESTMENTS ARE ILLIQUID. Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service (if any), real estate taxes and operating and maintenance costs, generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of the Company to respond to adverse changes in the performance of its investments could have an adverse effect on the Company's financial condition and results of operations and its ability to meet its obligations.

     RISK OF ENVIRONMENTAL LIABILITY. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous or toxic substances released on or in its property, as well as certain other costs relating to hazardous or toxic substances. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. The presence of, or the failure to remediate properly, such substances, may adversely affect the owner's ability to sell the affected real estate or to borrow using such real estate as collateral. Such costs or liabilities could exceed the value of the affected real estate. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim in connection with any of the Properties and the Company is not aware of any other environmental condition with respect to any of the Properties that management believes would have a material adverse effect on the Company's business, assets or results of operations. The application of environmental laws to a specific Property owned by the Company will be dependent on a variety of Property-specific circumstances, including the former uses to which the Property was put and the building materials used at each Property. Prior to the Company's acquisition of its Properties, independent environmental consultants conducted or updated Phase I environmental assessments (which generally do not involve invasive techniques such as soil or ground water sampling) on the Properties. None of these Phase I assessments or updates revealed any materially adverse environmental condition relating to any particular property not known to the Company or the independent consultants preparing the assessments. There can be no assurance, however, that environmental liabilities have not developed since such environmental assessments were prepared, or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability. If the Company were subject to environmental liability, the liability could be sufficiently great that it could adversely affect the Company's financial condition and results of operations, and the Company could have difficulty meeting its obligations as they became due.

FINANCIALLY DISTRESSED PROPERTIES ARE RISKIER INVESTMENTS THAN OTHER PROPERTIES

     Implementation of the Company's strategy of investing in real estate assets in distressed circumstances has resulted in the acquisition of certain Properties from owners that were in poor financial condition, and such strategy is expected to result in the purchase of additional properties under similar

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
circumstances in the future. In addition to general real estate risks, properties acquired in distressed situations present risks related to inadequate maintenance, negative market perception and continuation of circumstances which precipitated the distress originally. If a Property has been inadequately maintained, capital and maintenance expenditures may be significant. A negative market perception of a Property may make the Property more difficult to lease than originally expected, resulting in lower occupancy rates and lease revenues for a longer period of time than the Company originally anticipated. A continuation of factors precipitating distress, such as adverse regional economic conditions, could adversely affect the Company's return on its investment in the Property or asset and the amount of funds the Company has available to meet its obligations.

CHANGE IN POLICIES

     The Board of Trust Managers provides guidance to the senior management of the Company regarding the Company's operating and financial policies and strategies, including its policies and strategies with respect to acquisitions, growth, operations, indebtedness, capitalization and distributions. These policies and strategies may be revised, from time to time, without shareholder approval. Changes in the Company's policies and strategies could adversely affect the Company's financial condition and results of operations. In addition, the Company has the right and intends to acquire additional real estate assets pursuant to and consistent with its investment strategies and policies without shareholder approval.

COMPANY'S SUCCESS DEPENDS ON KEY PERSONNEL

     The Company is dependent on the efforts of senior management personnel of the Company and the General Partner. These senior management personnel include Richard E. Rainwater, Chairman of the Board of Trust Managers of the Company, John C. Goff, Vice Chairman of the Board of Trust Managers of the Company, and Gerald W. Haddock, President, Chief Executive Officer and Trust Manager of the Company, and President, Chief Executive Officer and sole Director of the General Partner. While the Company believes that it would be possible to find replacements for these key executives, the loss of their services could have an adverse effect on the operations of the Company. Mr. Rainwater has no employment agreement with the Company and, therefore, is not obligated to remain with the Company for any specified term. Each of Messrs. Goff and Haddock has entered into employment agreements with the Company, and each of Messrs. Rainwater, Goff and Haddock has entered into a noncompetition agreement with the Company. Neither the Company nor the General Partner has obtained key-man insurance for any of its senior management personnel.

LIMITED RESTRICTIONS ON INCREASES IN DEBT

     The Company is subject to the risks normally associated with debt financing, including the risk that the Company's net operating income will be insufficient to meet required payments of principal and interest, risks associated with possible increases in variable interest rates, the risk that the Company will not be able to refinance existing indebtedness or, if necessary, to obtain additional financing for necessary capital expenditures such as renovations and other improvements on favorable terms or at all. A default under secured indebtedness could result in a transfer of the secured asset to the mortgagee, with a consequent loss of income and asset value to the Company.

     The Company's organizational documents do not limit the level or amount of debt that it may incur. It is the Company's current policy to pursue a strategy of conservative use of leverage, generally with a ratio of debt to total market capitalization of the Company targeted at approximately 40 percent, although this policy is subject to reevaluation and modification and could be increased above 40 percent. The Company has based its debt policy on the relationship between its debt and its total market capitalization, rather than the book value of its assets or other historical measures that typically have been employed by publicly traded REITS, because management believes that market capitalization more accurately reflects the ability of the Company to borrow money and to meet its debt service

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

requirements. Market capitalization is, however, more variable than book value of assets or other historical measures. There can be no assurance that the ratio of indebtedness to market capitalization (or any other measure of asset value) or the incurrence of debt at any particular level would not adversely affect the financial condition and results of operations of the Company and the ability to meet its obligations.

POTENTIAL DILUTION FROM TRANSACTIONS WITH AFFILIATES OF UNION BANK AG AND MERRILL LYNCH INTERNATIONAL

     On August 12, 1997, the Company entered into two transactions with affiliates of the predecessor of Union Bank AG. In one transaction, the Company sold 4,700,000 Common Shares to one of the affiliates for approximately $148 million and received approximately $145 million in net proceeds. In the other transaction, the Company entered into a forward share purchase agreement with a second affiliate. On August 11, 1998, the affiliates of Union Bank, in accordance with the terms of the forward share purchase agreement, extended its term. Under the forward share purchase agreement, as extended, the Company committed to purchase 4,700,000 Common Shares from the second affiliate by August 12, 1999. The price to be paid by the Company for the 4,700,000 Common Shares will be determined on the date the Company settles the forward share purchase agreement and will include a forward accretion component, minus an adjustment for the Company's distribution rate. The forward accretion component, which is variable and cannot be determined at this time, represents a guaranteed rate of return to the second affiliate. The Company may fulfill its settlement obligations under the forward share purchase agreement in cash or Common Shares, at its option. In the event that the Company issues additional Common Shares pursuant to the forward share purchase agreement, the Company's net income per Common Share and net book value per Common Share will decrease.

     On December 12, 1997, the Company entered into two transactions with Merrill Lynch International. In one transaction, the Company sold 5,375,000 Common Shares at $38.125 per share to Merrill Lynch International for approximately $205 million and received approximately $199.9 million in net proceeds. In the other transaction, the Company entered into a swap agreement (the "Swap Agreement") with Merrill Lynch International relating to 5,375,000 Common Shares (the "Settlement Shares"), pursuant to which Merrill Lynch International will sell, as directed by the Company on or before December 12, 1998, a sufficient number of Common Shares to achieve net sales proceeds equal to the market value of the Settlement Shares on December 12, 1997 (approximately $204.9 million), plus a forward accretion component, minus an adjustment for the Company's distribution rate. The forward accretion component, which is variable and cannot be determined at this time, represents a guaranteed rate of return to Merrill Lynch International. The precise number of Common Shares that will be required to be sold pursuant to the Swap Agreement will depend primarily on the market price of the Common Shares at the time of settlement. The Common Shares required to be sold by Merrill Lynch International pursuant to the Swap Agreement are expected to be the same Common Shares initially issued by the Company (although Merrill Lynch International, at its option, may substitute other Common Shares that it holds). If however, as a result of a decrease in the market price of the Common Shares, the number of Common Shares required to be sold is greater than the number of Settlement Shares, the Company will deliver additional Common Shares to Merrill Lynch International. In contrast, if such number of Common Shares is less than the number of Settlement Shares as a result of an increase in the market price of the Common Shares, Merrill Lynch International will deliver Common Shares or, at the option of the Company, cash to the Company. In the event that the Company issues additional Common Shares pursuant to the Swap Agreement, the Company's net income per Common Share and net book value per Common Share will decrease. On February 20, 1998 and June 25, 1998, the Company issued an additional 525,000 Common Shares and 759,254 Common Shares, respectively, to Merrill Lynch International as a result of the decline in market price of the Common Shares from the date of issuance on December 12, 1997 through, respectively, February 12, 1998 and June 12, 1998. The issuance of these shares did not have a material impact on the Company's net income per Common Share or net book value per Common Share.

RISKS RELATED TO LITIGATION WITH STATION CASINOS, INC.


         The Company is a party to an Agreement and Plan of Merger, dated January 16, 1998 as amended (the "Merger Agreement"), between the Company and Station Casinos, Inc. ("Station"). Pursuant to the Merger Agreement, Station would merge with and into the Company (the "Merger"). On July 27, 1998, Station canceled its joint annual and special meeting of its common and preferred stockholders scheduled for August 4, 1998, at which the common and preferred stockholders were to vote on the Merger. Station and the Company have since become involved in litigation relating to the Merger Agreement. Each of Station and the Company are seeking damages from the other and declaratory relief. In addition, the action by Station seeks, among other matters, an order of specific performance requiring the Company to purchase $115,000,000 of a class of Station's redeemable preferred stock.

         The Company believes that Station's claims are without merit and intends to contest the claims vigorously. As with any litigation, however, it is not possible to predict the resolution of the pending actions. The Company believes, however, that the pending action against the Company will not have a material adverse effect on the Company's financial condition or results of operations.

                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CRESCENT REAL ESTATE EQUITIES COMPANY
Dated:  August 13, 1998

                                    By:  /s/ DALLAS E. LUCAS
                                         -----------------------
                                             Dallas E. Lucas
                                        Senior Vice President and
                                         Chief Financial Officer